News	Investor Contact:	Media Contact:
	Dennis C. Fabro	Rick Matthews
	Senior Vice President,	Senior Vice President, Public Relations &
	Investor Relations	Corporate Communications
	(312) 798-6290	(312) 798-6128

Exhibit: 99.1

Trizec Reports First Quarter 2004 Results

     CHICAGO, May 6, 2004 – Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the first quarter ended March 31, 2004.

     The Company reported funds from operations available to common stockholders (“FFO”) of $82.7 million or $0.54 per diluted share for the first quarter of 2004, compared to $88.4 million or $0.59 per diluted share for the same period a year earlier. The 2003 FFO calculation reflects a revision from our historical calculation of FFO made to be consistent with the methodology established by the National Association of Real Estate Investment Trusts (NAREIT), as discussed below.

     The GAAP measurement most directly comparable to FFO is net income available to common stockholders. The attached financial information contains the reconciliation between FFO and net income available to common stockholders.

     For the first quarter of 2004, net income available to common stockholders totaled $83.3 million or $0.55 per diluted share, compared to $58.0 million or $0.39 per diluted share for the same period in 2003.

     The weighted average number of diluted common shares outstanding for the quarter ended March 31, 2004 totaled 152,767,608 compared to 149,809,100 in the first quarter of 2003.

     For the three months ended March 31, 2004, FFO included total lease termination fees (office and retail operations) of $5.7 million, a $3.3 million foreign currency exchange gain and other income of $3.2 million from discontinued operations offset by a derivative loss of $2.0 million. In the first quarter 2003, FFO included $8.9 million in total lease termination fees, a $2.5 million gain on early debt retirement and a $5.3 million recovery of insurance claims.

     Net income for the first quarter of 2004 was positively impacted by a $47.2 million gain on disposition of real estate, compared to a $19.9 million gain in the first quarter of 2003.

Trizec Properties, Inc.	T: (312) 798-6000
233 South Wacker, Suite 4600	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

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Trizec Reports First Quarter 2004 Results

     Tim Callahan, Trizec’s Chief Executive Officer commented, “Our results reflect another solid quarter despite office market conditions that continued to be challenging. Since the end of the quarter, we have begun to see some encouraging signs of job growth in the U.S. economy, and the volume of leasing activity appears to be picking up in certain cities. We are optimistic that both occupancy and pricing will gain positive momentum going into 2005.”

     First quarter 2004 total revenues were $200.4 million, compared to $206.2 million during the first quarter in 2003, after adjusting for discontinued operations. The decrease was attributable to lower office occupancy levels and a decline in rental rates on new and renewed leases.

     Office portfolio lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $1.5 million for the quarter ended March 31, 2004, compared to $8.2 million for the same period in 2003.

     During the first quarter of 2004, the Company leased 2.0 million square feet of space in its office portfolio, with an average lease term of 7.2 years. The average gross rental rate on leases executed in the quarter was $20.63 per square foot compared to $21.99 per square foot on leases expiring during the quarter. At March 31, 2004, occupancy was 85.9 percent for the Company’s total office portfolio, including its pro-rata share of unconsolidated joint ventures. This compares to 86.6 percent occupancy at December 31, 2003.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 1.7 percent on a same-property basis compared to the first quarter of 2003, primarily due to a decrease in average occupancy of the same property portfolio from 87.5 percent to 86.2 percent and a decline in rental rates on new and renewed leases.

     Highlights for the first quarter:

•	Promoted Stephen Budorick, Paul Layne and Douglas Winshall to Executive Vice President. The promotions reflected the fact that they have stepped up beyond their regional responsibilities to become key members of the corporate-level executive leadership team, closely involved with the Company’s strategic planning process and other company-wide initiatives.

•	Sold 151 Front Street, a property located in Toronto, Canada, for $58.9 million.

•	Sold Hollywood & Highland, a retail/entertainment and hotel complex in Hollywood, Calif., for $201 million. In conjunction with this sale transaction, Trizec was able to remove from its balance sheet a $30 million liability related to a bond guarantee and an $11 million liability relating to a capital lease. This transaction completed the Company’s transformation to a REIT focused solely on office properties.

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Trizec Reports First Quarter 2004 Results

•	In January 2004, the Company refinanced a $120.0 million mortgage on the Ernst & Young Tower in Los Angeles. The new 10-year term mortgage has a fixed rate of 5.07%. The financing proceeds were used to repay the existing $120.0 million variable rate mortgage that had a maturity date of June 2004.

•	In February 2004, Trizec repaid a $133.5 million mortgage on the Galleria Towers office complex in Dallas. The mortgage had a fixed rate of 6.79% and a maturity date of May 2004. The property is now unencumbered.

•	Nextel Communications Inc. entered into a lease agreement for One Reston Crescent, a 184,900 square foot office building located in Reston, Va., for 10 years starting in February 2004.

•	The New York City Economic Development Corporation (“EDC”) entered into a lease agreement to keep the agency’s headquarters at 110 William Street for another 10 years. Under the agreement, the EDC will occupy 262,500 square feet through August 2014.

•	Announced that Devon Energy Corporation entered into a lease agreement for an additional 188,300 square feet of space at Devon Energy Tower Two Allen Center in Houston. The lease increases Devon’s total presence at the Allen Center complex to 424,000 square feet through January 2012.

     Subsequent to the end of the first quarter, the new owners of Chicago’s Sears Tower notified the Company that they have engaged another company to lease and manage the property effective April 30, 2004.

     Reflecting first quarter 2004 results, Trizec now expects FFO guidance for 2004 to be at the high end of its previously stated range of $1.60 to $1.70 per share on a fully diluted basis. This guidance reflects the Company’s view that office market conditions generally are stabilizing, but will not improve substantially until at least late 2004. The Company expects its own occupancy levels to increase towards the end of the year and rental rates on new and renewed leases to be slightly below expiring rates. FFO will also be impacted by dilution from asset sales.

     The reconciliation of projected diluted net income available to common stockholders and projected diluted FFO per share is available in the attached financial statements.

     Trizec Properties will conduct a conference call today, May 6, from 10:00 a.m. to 11:30 a.m. Central Time, to discuss first quarter 2004 results and other current issues. To participate in the call, please dial 1 (877) 626-0598 from Canada and the U.S., or 1 (706) 679-0876 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.

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Trizec Reports First Quarter 2004 Results

     A replay of the call will be available for 15 business days by dialing 1 (800) 642-1687 or 1 (706) 645-9291 and entering the pass code 6681495. A replay of this call will be available online at the Company’s web site and at various financial web portals.

     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

     Trizec will hold its 2004 Annual Meeting of Stockholders at 233 South Wacker Drive, Chicago, on Thursday, May 20, 2004, at 10:00 a.m., Central Time. The meeting will be held on the 33rd floor.

     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 64 office properties totaling approximately 43 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com.

This release contains forward-looking statements relating to our business and financial outlook, which are based on our current expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Such factors include those set forth in more detail in the Risk Factors section in our Form 10-K for the year ended December 31, 2003 filed with the U.S. Securities and Exchange Commission.

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Consolidated Balance Sheets (unaudited)

$ in thousands, except share	March 31	December 31
and per share amounts	2004	2003
Assets
Real estate	$4,738,326	$4,953,779
Less: accumulated depreciation	(662,672)	(642,627)

Real estate, net	4,075,654	4,311,152
Cash and cash equivalents	30,648	129,299
Escrows and restricted cash	45,851	72,862
Investment in unconsolidated real estate joint ventures	253,212	231,185
Office tenant receivables (net of allowance for doubtful accounts of $6,610 and $7,096 at March 31, 2004 and December 31, 2003, respectively)	6,862	9,887
Other receivables (net of allowance for doubtful accounts of $10,976 and $10,243 at March 31, 2004 and December 31, 2003, respectively)	29,923	18,687
Deferred rent receivables (net of allowance for doubtful accounts of $1,058 and $1,517 at March 31, 2004 and December 31, 2003, respectively)	149,255	148,847
Deferred charges, net	119,228	121,842
Prepaid expenses and other assets	108,674	120,805

Total Assets	$4,819,307	$5,164,566

Liabilities and Stockholders’ Equity
Liabilities
Mortgage debt and other loans	$2,479,810	$2,866,975
Trade, construction and tenant improvements payables	67,273	55,143
Accrued interest expense	10,240	9,092
Accrued operating expenses and property taxes	66,221	95,961
Other accrued liabilities	91,192	87,519
Dividends payable	31,797	31,567
Taxes payable	47,474	42,352

Total Liabilities	2,794,007	3,188,609

Commitments and Contingencies	—	—

Minority Interest	6,300	10,287

Redeemable Stock	200	200

Stockholders’ Equity
Common Stock, 500,000,000 shares authorized, at $0.01 par value, 151,702,035 and 151,058,491 issued at March 31, 2004 and December 31, 2003, respectively, and 151,684,024 and 151,040,480 outstanding at March 31, 2004 and December 31, 2003, respectively	1,516	1,510
Additional paid in capital	2,202,104	2,193,728
Accumulated deficit	(154,580)	(207,395)
Treasury stock, at cost, 18,011 shares at March 31, 2004 and December 31, 2003, respectively	(237)	(237)
Unearned compensation	(1,154)	(1,267)
Accumulated other comprehensive loss	(28,849)	(20,869)

Total Stockholders’ Equity	2,018,800	1,965,470

Total Liabilities and Stockholders’ Equity	$4,819,307	$5,164,566

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Consolidated Statements of Operations (unaudited)

	For the three months ended
$ in thousands, except share and	March 31
per share amounts	2004	2003
Revenues
Rentals	$150,862	$155,607
Recoveries from tenants	26,982	27,833
Parking and other	19,393	20,818
Fee income	3,147	1,954

Total Revenues	200,384	206,212

Expenses
Operating	67,671	68,461
Property taxes	22,575	24,125
General and administrative, exclusive of stock option grant expense	4,075	10,067
Depreciation and amortization	42,151	41,141
Stock option grant expense	202	222

Total Expenses	136,674	144,016

Operating Income	63,710	62,196

Other Income (Expense)
Interest and other income	999	1,230
Foreign currency exchange gain	3,340	—
Gain (Loss) on early debt retirement	246	(257)
Recovery on insurance claims	206	5,266
Interest expense	(40,924)	(41,558)
Derivative loss	(2,011)	—
Lawsuit settlement	94	—

Total Other Expense	(38,050)	(35,319)

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and Gain on Disposition of Real Estate	25,660	26,877
Provision for income and other corporate taxes, net	(1,490)	(1,730)
Minority interest	(1,079)	241
Income from unconsolidated real estate joint ventures	6,239	9,926

Income from Continuing Operations	29,330	35,314
Discontinued Operations
Income from discontinued operations	8,110	3,631
Gain on disposition of discontinued real estate	32,396	8,526

Income Before Gain on Disposition of Real Estate	69,836	47,471
Gain on disposition of real estate, net	14,771	11,351

Net Income	84,607	58,822

Special voting and Class F convertible stockholders’ dividends	(1,304)	(783)

Net Income Available to Common Stockholders	$83,303	$58,039

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Consolidated Statements of Operations (continued) (unaudited)

	For the three months ended
$ in thousands, except share and	March 31
per share amounts	2004	2003
Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.28	$0.31
Diluted	$0.28	$0.31
Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.55	$0.39
Diluted	$0.55	$0.39
Weighted average shares outstanding
Basic	151,124,515	149,785,046
Diluted	152,767,608	149,809,100

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Earnings Per Share Calculation (unaudited)

	For the three months ended
$ in thousands, except share and	March 31
per share amounts	2004	2003
Numerator:
Income from continuing operations	$29,330	$35,314
Gain on disposition of real estate	14,771	11,351
Less: Special voting and Class F convertible stockholders' dividends	(1,304)	(783)

Income from Continuing Operations Available to Common Stockholders	42,797	45,882
Discontinued operations	40,506	12,157

Net Income Available to Common Stockholders	$83,303	$58,039

Denominator:
Weighted average shares outstanding
Basic	151,124,515	149,785,046
Effect of dilutive securities	1,643,093	24,054

Diluted	152,767,608	149,809,100

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.28	$0.31
Discontinued operations	0.27	0.08

Net Income Available to Common Stockholders per Weighted Average Common Share – Basic	$0.55	$0.39

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.28	$0.31
Discontinued operations	0.27	0.08

Net Income Available to Common Stockholders per Weighted Average Common Share – Diluted	$0.55	$0.39

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Reconciliation of Funds from Operations

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. Effective as of the fourth quarter of 2003, the Company adopted the NAREIT calculation of funds from operations. Prior to its adoption of the NAREIT methodology for calculating funds from operations, the Company historically excluded certain items in calculating funds from operations, such as gain on lawsuit settlement, gain on early debt retirement, minority interest, recovery on insurance claims, effects of provision for loss on real estate and loss on and provision for loss on investments, net of the tax benefit, that are required to be factored into the calculation of funds from operations under the NAREIT methodology. The Company has revised its current and historical calculation of funds from operations in accordance with the NAREIT calculation in the table set forth below. Therefore, prior period amounts also reflect the revised guidance.

     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITS. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than it does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

     The following table reflects the Company’s calculation of funds from operations for the three months ended March 31, 2004 and 2003:

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Reconciliation of Funds from Operations (continued) (unaudited)

	For the three months ended
	March 31
$ in thousands	2004	2003
Net income available to common stockholders	$83,303	$58,039
Add/(deduct):
Gain on disposition of real estate	(14,771)	(11,351)
Gain on disposition of discontinued real estate, net	(32,396)	(8,526)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	(230)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	46,593	50,484

Funds from operations available to common stockholders	$82,729	$88,416

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Reconciliation of Funds from Operations per Share, Basic (unaudited)

	For the three months ended
$ in thousands, except share and	March 31
per share amounts	2004	2003
Net income available to common stockholders	$0.55	$0.39
Add/(deduct):
Gain on disposition of real estate	(0.10)	(0.08)
Gain on disposition of discontinued real estate, net	(0.21)	(0.06)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.31	0.34

Funds from operations available to common stockholders per weighted average common share – basic	$0.55	$0.59

Weighted average shares outstanding – basic	151,124,515	149,785,046

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Reconciliation of Funds from Operations per Share, Diluted (unaudited)

	For the three months ended
$ in thousands, except share and	March 31
per share amounts	2004	2003
Net income available to common stockholders	$0.55	$0.39
Add/(deduct):
Gain on disposition of real estate	(0.10)	(0.08)
Gain on disposition of discontinued real estate, net	(0.21)	(0.06)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.30	0.34

Funds from operations available to common stockholders per weighted average common share – diluted	$0.54	$0.59

Weighted average shares outstanding – diluted	152,767,608	149,809,100

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Earnings and FFO per Share Guidance (unaudited)

	Full Year 2004
	Low	–	High
Projected net income available to common stockholders (diluted)	$0.69	–	$0.77
Add (deduct):
Gain on disposition of real estate	(0.10)		(0.10)
Gain on disposition of discontinued real estate, net	(0.21)		(0.21)
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	1.22	–	1.24

Projected FFO available to common stockholders (diluted)	$1.60	–	$1.70

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